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                                                                   EXHIBIT 10.15

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         Amendment No. 2, dated May 30, 1996, between IPC, Inc. (formerly named Ivex Packaging Corporation) (the "Company") and Frank V. Tannura (the "Executive").

         The Executive and the Company are parties to an Employment Agreement dated as of December 31, 1992 and amended September 11, 1995 (as so amended, the "Employment Agreement"). The Executive and the Company wish to amend the Employment Agreement.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend the Employment Agreement as follows:

         Section 1.       Definitions.

         Except as otherwise defined in this Amendment No. 2, capitalized terms defined in the Employment Agreement are used herein as defined therein.

         Section 2.       Amendments.

         2.1     Section 1.1 of the Employment Agreement    is hereby amended
by deleting the first sentence thereof and by inserting the following provisions in lieu thereof:

                 "The Company hereby agrees to employ the Executive for a term commencing on December 31, 1992 and expiring on May 31, 1999, unless earlier terminated as herein provided. Beginning on June 1, 1996, the term of this Agreement shall be extended automatically for one (1) additional day for each day which has then elapsed since May 31, 1996 unless either the Board of Directors of the Company (the "Board"), on behalf of the Company, or the Executive gives written notice to the other party, in accordance with Section 7.2, below, that such automatic extension of the term of this Agreement shall cease. Any such notice shall be effective immediately upon delivery. The current term of this Agreement, plus any extension by operation of this Section 1.1, shall be hereinafter referred to as the "Term."

         2.2 Section 2.2 of the Employment Agreement is hereby amended by deleting the second sentence thereof and by inserting the following provisions in lieu thereof:

                 "In addition, the Company shall pay to the Executive an annual performance bonus based upon the terms and provisions of the Company's Senior Management Incentive Compensation Plan (a "Performance Bonus").





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         2.3     Section 4.2.2 of the Employment Agreement is hereby amended by deleting the first sentence thereof and by inserting the following provisions in lieu thereof:

                 "If the Executive is terminated without Cause, the Company's obligation to the Executive shall be limited solely to the payment, at the times and upon the terms provided for herein, of (i) at the Executive's option either (A) the Executive's Annual Salary for the then remaining Term of this Agreement had the Executive not been so terminated (the "Full Term"), based on the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction) and assuming such Annual Salary would remain in effect for the Full Term, or (B) the present value (calculated based upon a ten percent (10%) annual interest rate) of the Executive's unpaid aggregate Annual Salary for the Full Term, based upon the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction) and assuming such Annual Salary would remain in effect for the Full Term, (ii) at the Executive's option either (A) an annual Performance Bonus for each year remaining in the Full Term, in an annual amount equal to the target amount of the Executive's Performance Bonus for the year in which the termination of his employment occurs, each such annual Performance Bonus payment being due at the same time that Performance Bonuses for the year in question are to be paid (or would have been paid, if earned) to continuing employees of the Company or (B) the present value (calculated based upon a ten percent (10%) annual interest rate) of three (3) times the target amount of the Executive's Performance Bonus for the year in which the termination of his employment occurs, (iii) an amount equal to the Executive's Performance Bonus for the previous year multiplied by a fraction, the numerator of which is the number of days that the Executive has then been employed by the Company in the then current year and the denominator of which is three hundred and sixty-five (365), (iv) unpaid Benefits accrued up to the date of termination and (v) additional Benefits on the terms set forth in Section 4.5."

         2.4     The Employment Agreement is hereby amended by deleting Section
4.2.3 thereof and by inserting the following provisions in lieu thereof:

                 "4.2.3 The Executive may, at any time during the Term, terminate his employment under this Agreement by giving the Company at least





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                 thirty (30) days prior written notice of such termination.  In the event of such termination, the Company shall pay to the Executive all Annual Salary, Performance Bonuses and Benefits which have accrued as of the effective date of such termination but may discontinue payment of any compensation or benefits accruing from and after such date."

         2.5 Section 4.4 of the Employment Agreement is hereby amended by deleting part (iv) thereof and by inserting the following provisions in lieu thereof:

                 "(iv)    The assignment to the Executive of any duties
                 materially inconsistent with the Executive's position as vice president and chief financial officer of the Company, or the substantial diminution of the Executive's duties or authority from those which the Executive has on May 30, 1996;"

         2.6 Section 4.4 of the Employment Agreement is hereby further amended by deleting the word "or" at the end of part (viii), by adding the word "or" at the end of part (ix), and by adding at the end of Section 4.4 the following new part (x):

                 "(x)     The giving of notice by the Company to stop the
                 automatic extension of the Term which is provided for by
                 Section 1.1 of this Agreement."

         2.7 Section 4.4 of the Employment Agreement is hereby further amended by deleting the last paragraph thereof and by inserting the following provisions in lieu thereof:

                 If the Executive terminates this Agreement for Good Reason, the Company's obligation to the Executive shall be limited solely to the payment, at the times and upon the terms provided for herein, of (i) at the Executive's option either
                 (A) the Executive's Annual Salary for the then remaining Term of this Agreement had the Executive not been so terminated (the "Full Term"), based on the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction) and assuming such Annual Salary would remain in effect for the Full Term, or (B) the present value (calculated based upon a ten percent (10%) annual interest rate) of the Executive's unpaid aggregate Annual Salary for the Full Term, based upon the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction) and assuming





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                 such Annual Salary would remain in effect for the Full Term,
                 (ii) at the Executive's option either (A) an annual Performance Bonus for each year remaining in the Full Term, in an annual amount equal to the target amount of the Executive's Performance Bonus for the year in which the termination of his employment occurs, each such annual Performance Bonus payment being due at the same time that Performance Bonuses for the year in question are to be paid (or would have been paid, if earned) to continuing employees of the Company or (B) the present value (calculated based upon a ten percent (10%) annual interest rate) of three (3) times the target amount of the Executive's Performance Bonus for the year in which the termination of his employment occurs, (iii) an amount equal to the Executive's Performance Bonus for the previous year multiplied by a fraction, the numerator of which is the number of days that the Executive has then been employed by the Company in the then current year and the denominator of which is three hundred and sixty-five (365), (iv) unpaid Benefits accrued up to the date of termination and (v) additional Benefits on the terms set forth in Section 4.5."

         2.8     The Employment Agreement is hereby amended by deleting Section
4.6 thereof and by inserting the following provisions in lieu thereof:

                 "4.6 No Duty to Mitigate. After a termination of the Executive's employment under this Agreement, the Executive will not be obligated to mitigate damages by seeking other comparable employment. If such termination occurs after a Change of Control, any severance benefits payable to the Executive under Section 4.2.2 or Section 4.4 of this Agreement will not be subject to reduction for any compensation received from other employment. However, if such termination is not preceded by a Change of Control, the severance benefits payable to the Executive under this Agreement will be reduced by an amount equal to fifty percent (50%) of the compensation received by the Executive from other employment during the period of three (3) years after such termination. For purposes of applying the immediately preceding sentence, a Change of Control will be deemed to have preceded the termination of the Executive's employment with the Company if that termination occurs within one hundred and eighty (180) days prior to the Change of Control, unless it is reasonably demonstrated by the Company that such termination was for a substantial business reason unrelated to the Change of Control."





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         2.9     Section 7.2 of the Employment Agreement is hereby amended by deleting the name "David G. Offensend" from part (i) thereof and by inserting in lieu thereof the name "Tony Scotto."

         2.10 Section 7.2 of the Employment Agreement is hereby amended by deleting part (ii) thereof and by inserting the following provisions in lieu thereof:

                 "(ii)  if to the Executive, to:

                  Frank V. Tannura
                  19 Lake Ridge Club Court
                  Burr Ridge, IL  60521

                  with a copy to:

                  Vedder, Price, Kaufman & Kammholz
                  Suite 2600
                  222 North LaSalle Street
                  Chicago, IL  60601
                  Attention:  Robert J. Stucker

         2.11 Section 7.9 of the Employment Agreement is hereby amended by deleting the current text and by inserting the following provisions in lieu thereof:

                 "7.9 Attorneys' Fees. To the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest (from the date of any such disbursement by the Executive) at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended; provided, however, that the Company shall not be obligated to make such payment with respect to any contest in which the Company prevails over the Executive."

         2.12 A new section 7.11, containing the following provisions, is hereby added to the Employment Agreement:

                 "7.11 Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company





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                 to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Section 7.11, the term "successor" shall include any entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which has ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least fifty percent (50%) of any other entity or entities which succeed to all or substantially all of the business and/or assets of the Company; provided, however, that the term "successor" shall not include any partner or stockholder who is a natural person. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise."

         Section 3.       Miscellaneous

         Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the date above written.

                                        IPC, INC.



                                        By:
                                            --------------------------------
                                            George V. Bayly
                                            Its President and
                                            Chief Executive Officer


                                        ------------------------------------
                                            Frank V. Tannura





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                                   GUARANTEE


         Ivex Packaging Corporation, the holding company for the Company, hereby guarantees the payment of all compensation, payments and/or benefits due to the Executive or his dependents or beneficiaries under the Employment Agreement, as amended by this Amendment No. 2, or under any of the plans, programs or arrangements referred to in the Employment Agreement as so amended, if, as and when such compensation, payments and/or benefits are not timely paid by the Company or are not otherwise timely paid pursuant to any such plan, program or arrangement.



                                        IVEX PACKAGING CORPORATION




                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------




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